UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 18, 2011

SPAN-AMERICA MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Note: The voting details shown below are preliminary. We will file an amended Form 8-K with final vote totals as soon as they are available.

The Company held its Annual Meeting of Shareholders on February 18, 2011.  At this meeting, Richard C. Coggins, Thomas F. Grady, Jr. and Dan R. Lee were elected as directors to three-year terms expiring in 2014.  The voting details are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard C. Coggins	1,464,692	60,268	0	0
Thomas F. Grady, Jr.	1,482,387	42,573	0	0
Dan R. Lee	1,483,637	41,323	0	0

Guy R. Guarch, Thomas D. Henrion and Linda D. Norman continued in office as directors with terms expiring in 2012.  Robert H. Dick, James D. Ferguson, and Robert B. Johnston continued in office as directors with terms expiring in 2013.

The Company held a non-binding advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, in which the Company’s shareholders were asked to approve the compensation of the Company’s executive officers named in the Summary Compensation Table in the proxy statement for the meeting, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure included the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).  The voting details are as follows:

Matter	For	Against	Abstain	Broker Non-Votes
Say-on-Pay	1,495,147	20,134	9,678	818,027

The Company also held a non-binding advisory vote on how often a non-binding advisory “say-on-pay” vote should be included in the matters to be voted on at future annual meetings of the Company’s shareholders with available choices of every year, every two years and every three years.  The voting details are as follows:

Matter	Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
Frequency of Say-on-Pay	630,375	607,743	49,337	7,774	1,047,757

Finally, the shareholders approved the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm for fiscal year 2011. The voting results are as follows:

Matter	For	Against	Abstain	Broker Non-Votes
Approve selection of Elliott Davis, LLC	2,252,627	52,912	37,447	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: February 24, 2011
	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer